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Gelesis Holdings, Inc.

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Gelesis’ Oral Treatment for Weight Management Showed Real-World Effectiveness in New Data Presented at the American Diabetes Association’s Annual Conference

Plenity, a non-systemic, FDA-cleared oral hydrogel designed to mimic the properties of raw vegetables, showed responders to treatment lost ~9% of their body weight over 6 months and over 85% of overall patients lost weight, consistent with previous clinical studies

Patients with a self-reported poor diet quality at baseline were the ones most likely to have a meaningful response to therapy and the majority of people reported they had not improved their diet or exercise during treatment

Plenity has the potential to be a weight loss solution for a broad population given the treatment’s wide label, affordability, and excellent tolerability profile

June 26, 2023 07:00 AM Eastern Daylight Time

BOSTON – Gelesis, the maker of Plenity for weight management, presented a late-breaking poster presentation at the American Diabetes Association’s (ADA) 2023 annual meeting showing the real-world effectiveness of the company’s oral superabsorbent hydrogel across 894 people who were prescribed Plenity for weight management. Consistent with previous clinical studies, responders demonstrated clinically significant weight loss at 6 months.

Plenity is an orally administered, non-stimulant, non-systemic aid in weight management based on proprietary hydrogel technology with a highly favorable safety and efficacy profile demonstrated in both clinical studies and real-world evidence. It is indicated to aid weight management in adults with excess weight or obesity, a Body Mass Index (BMI) of 25–40 kg/m², when used in conjunction with diet and exercise.

“It is an exciting time where the conversation around treating excess weight and obesity is finally shifting to recognize the need for many forms of treatment. Not one treatment fits all, even GLP-1 agonists, and a need remains for multiple tools and in particular weight management therapies that are accessible, affordable, and clinically proven,” said Elaine Chiquette, Pharm.D., one of the study’s authors. “Interestingly, data from this large sample size suggests the people who are most likely to succeed on Plenity are those who reported having a poor quality diet which is consistent with the hypothesis that Plenity works by emulating the effects of a large volume of raw vegetables. Here is a treatment option for people including those who may be struggling to make those changes to their diet.”

The retrospective analysis presented at ADA examined chart records of 894 patients from national telehealth platform Ro, which provided structured, online visits for weight management. The mean pre-treatment BMI was 31, and the patients were mostly female with a mean age of 50. About 35% of people had overweight (pre-obesity) and no other comorbidities.

After 6 months of treatment, about 86% of patients reported weight loss, and among treatment responders, the average weight loss was approximately 9%. Notably, the majority of patients reported they had not made additional improvements to their diet or exercise, and in fact, people with self-assessed poor baseline diet quality were more likely to have a meaningful response to therapy. Most patients (70%) reported adhering to treatment at least four days per week. The findings of the study suggest that Plenity could help address an ongoing need in weight management, even for patients at the lower BMI range of overweight and obesity who are struggling to change dietary habits.

About Gelesis

Gelesis Holdings Inc. (“Gelesis”) is a consumer-centered biotherapeutics company and the maker of Plenity®, which is inspired by nature and FDA cleared to aid in weight management. Our first-of-their-kind non-systemic superabsorbent hydrogels are made entirely from naturally derived building blocks. They are inspired by the composition and mechanical properties of raw vegetables, taken by capsule, and act locally in the digestive system, so people feel satisfied with smaller portions. Our portfolio includes Plenity® and potential therapies in development for patients with Type 2 Diabetes, Non-alcoholic Fatty Liver Disease (NAFLD)/Non-alcoholic Steatohepatitis

(NASH), and Functional Constipation. For more information, visit gelesis.com, or connect with us on Twitter @GelesisInc.

Plenity® is indicated to aid weight management in adults with excess weight or obesity, a Body Mass Index (BMI) of 25–40 kg/m², when used in conjunction with diet and exercise.

Important Safety Information about Plenity

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Patients who are pregnant or are allergic to cellulose, citric acid, sodium stearyl fumarate, gelatin, or titanium dioxide should not take Plenity.
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To avoid impact on the absorption of medications:
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For all medications that should be taken with food, take them after starting a meal.
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For all medications that should be taken without food (on an empty stomach), continue taking on an empty stomach or as recommended by your physician.
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The overall incidence of side effects with Plenity was no different than placebo. The most common side effects were diarrhea, distended abdomen, infrequent bowel movements, and flatulence.
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Contact a doctor right away if problems occur. If you have a severe allergic reaction, severe stomach pain, or severe diarrhea, stop using Plenity until you can speak to your doctor.

Rx Only. For the safe and proper use of Plenity or more information, talk to a healthcare professional, read the Patient Instructions for Use, or call 1-844-PLENITY.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and PureTech, the Company will file relevant materials with the SEC, including a proxy statement, the definitive version of which will be sent or provided to the Company’s stockholders. The Company and affiliates of PureTech will jointly file a transaction statement on Schedule 13E-3. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC or send to its stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when it is available), the Schedule 13E-3 (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov and the Company’s investor relations website at ir.gelesis.com.

Contact

Media & Investor Relations

Katie Sullivan

ksullivan@gelesis.com

Participants in the Solicitation

The Company and certain of its directors and executive officers, as well as PureTech and its affiliates, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 28, 2023, and will be included in the proxy statement (when available). The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Gelesis’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to Gelesis’ expected operating and financial performance and market opportunities as well as Plenity’s effectiveness and marketability. In addition, any statements that refer to guidance, projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis gives no assurance that any expectations set forth in this press release will be achieved. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, but are not limited to: (i) the ability of Gelesis to raise financing, if and when needed; (ii) the ability of Gelesis to continue as a going concern; (iii) Gelesis’ ability to achieve and maintain widespread market acceptance of Plenity; (iv) the impact of current and future applicable laws and regulations and Gelesis’ ability to comply with such laws and regulations; (v) Gelesis’ ability to produce adequate supply of Plenity, including Gelesis’ ability to continue to invest in manufacturing capacity and to build additional manufacturing sites; (vi) the development of the telehealth market and regulations related to remote healthcare; (vii) global economic, political and social conditions and uncertainties in the markets that Gelesis serves, including risks and uncertainties caused by any natural or man-made disasters; (viii) Gelesis' ability to enter into strategic collaborations, to acquire businesses or products or form strategic alliances and to realize the benefits of such collaborations, acquisitions and alliances; (ix) the level of demand, and willingness of potential members to pay out-of-pocket for, Plenity; (x) the ability of Gelesis to enforce its intellectual property rights and proprietary technology ; (xi) the risk that a third-party’s activities, including with respect to third parties that Gelesis has granted outlicenses to or granted limited exclusive or non-exclusive commercial rights, may overlap or interfere with the commercialization of Plenity; (xii) Gelesis’ ability to successfully develop and expand its operations and manufacturing and to effectively manage such growth; (xiii) Gelesis’ business partners' ability to successfully launch and commercialize Plenity in certain key markets; (xiv) risk relating to the loss of Gelesis’ suppliers or distributors, or their inability to provide adequate supply of materials or distribution; (xv) the risk that Gelesis’ business partners may experience significant disruptions in their operations; (xvi) Gelesis’ ability to retain its senior executive officers and to attract and keep senior management and key scientific and commercial personnel; (xvii) Gelesis’ ability to identify and discover additional product candidates and to obtain and maintain regulatory approval for such candidates; (xviii) risks related to potential product liability exposure for Plenity or other future product candidates; (xix) risks related to adverse publicity in the weight management industry, changes in the perception of Gelesis’ brands, and the impact of negative information or inaccurate information about Gelesis on social media; (xx) Gelesis’ ability to enhance its brand recognition, increase distribution of Plenity and generate product sales and reduce operating losses going forward; (xxi) the impact of risks associated with economic, financial, political, environmental and social matters and conditions on Gelesis’ supply chain, its manufacturing operations and other aspects of its business; (xxii) Gelesis’ ability to accurately forecast revenue and appropriately monitor its associated expenses in the future; (xxiii) Gelesis’ ability to compete against other weight management and wellness industry participants or other more effective or more favorably perceived weight management methods, including pharmaceuticals, devices and surgical procedures; (xxiv) foreign currency fluctuations and inflation; (xxv) the risk that Gelesis fails to maintain adequate operational and financial resources or to raise additional capital or generate sufficient cash flows; (xxvi) Gelesis’ ability to successfully protect against security breaches and other disruptions to its information technology structure; and (xxvii) Gelesis’s ability to complete the proposed merger transaction with PureTech Health LLC ("PureTech”), which may be affected by various risks and uncertainties including, but not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed merger; (ii) the failure to satisfy any of the conditions to the completion of the proposed merger, including the failure to obtain company stockholder approval; (iii) potential delays in consummating the merger; (iv) the effect of the announcement of the proposed merger on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) response of the Company’s competitors to the proposed merger; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed merger; (vii) the ability to meet expectations regarding the timing and completion of the proposed merger; (viii) significant costs associated with the proposed merger; (ix) potential litigation relating to the proposed merger; (x) restrictions during the pendency of the proposed merger that may impact the Company’s ability to pursue certain business opportunities; (xi) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the proposed merger; and (xii) the timing and result of the United States Food and Drug Administration’s review of the Company’s submission of K230133/S001. Various risks and uncertainties (some of which are beyond Gelesis’ control) or other factors could cause actual future results, performance or events to differ materially from those described herein. For a description of such other factors, please see the section entitled "Risk Factors" in Gelesis’ most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and in other filings that Gelesis makes with the Securities and Exchange Commission. These filings address important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.